KB FINANCIAL GROUP INC.

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of ___________, 2012

TABLE OF CONTENTS

SECTION 1.01

American Depositary Shares.

SECTION 1.02

Business Day.

SECTION 1.03

Commission.

SECTION 1.04

Company.

SECTION 1.05

Custodian.

SECTION 1.06

Deliver; Surrender.

SECTION 1.07

Deposit Agreement.

SECTION 1.08

Depositary; Corporate Trust Office.

SECTION 1.09

Deposited Securities.

SECTION 1.10

Dollars.

SECTION 1.11

DTC.

SECTION 1.12

Foreign Registrar.

SECTION 1.13

Holder.

SECTION 1.14

Owner.

SECTION 1.15

Receipts.

SECTION 1.16

Registrar.

SECTION 1.17

Restricted Securities.

SECTION 1.18

Securities Act of 1933.

SECTION 1.19

Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01

Form of Receipts; Registration and Transferability of American Depositary Shares.

SECTION 2.02

Deposit of Shares.

SECTION 2.03

Delivery of American Depositary Shares.

SECTION 2.04

Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

SECTION 2.05

Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

SECTION 2.06

Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

SECTION 2.07

Lost Receipts, etc.

SECTION 2.08

Cancellation and Destruction of Surrendered Receipts.

SECTION 2.09

Pre-Release of American Depositary Shares.

SECTION 2.10

Maintenance of Records.

SECTION 2.11

DTC Direct Registration System and Profile Modification System.

SECTION 2.12

Restricted American Depositary Shares.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.01

Filing Proofs, Certificates and Other Information.

SECTION 3.02

Liability of Owner for Taxes.

SECTION 3.03

Representations and Warranties on Deposit of Shares.

SECTION 3.04

Disclosure of Interests.

SECTION 3.05

Ownership Restrictions.

SECTION 3.06

Reporting Obligations and Regulatory Approvals.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01

Cash Distributions.

SECTION 4.02

Distributions Other Than Cash, Shares or Rights.

SECTION 4.03

Distributions in Shares.

SECTION 4.04

Rights.

SECTION 4.05

Conversion of Foreign Currency.

SECTION 4.06

Fixing of Record Date.

SECTION 4.07

Voting of Deposited Securities.

SECTION 4.08

Changes Affecting Deposited Securities.

SECTION 4.09

Reports.

SECTION 4.10

Lists of Owners.

SECTION 4.11

Withholding.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01

Maintenance of Office and Transfer Books by the Depositary.

SECTION 5.02

Prevention or Delay in Performance by the Depositary or the Company.

SECTION 5.03

Obligations of the Depositary, the Custodian and the Company.

SECTION 5.04

Resignation and Removal of the Depositary.

SECTION 5.05

The Custodians.

SECTION 5.06

Notices and Reports.

SECTION 5.07

Distribution of Additional Shares, Rights, etc.

SECTION 5.08

Indemnification.

SECTION 5.09

Charges of Depositary.

SECTION 5.10

Retention of Depositary Documents.

SECTION 5.11

Exclusivity.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01

Amendment.

SECTION 6.02

Termination.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01

Counterparts.

SECTION 7.02

No Third Party Beneficiaries.

SECTION 7.03

Severability.

SECTION 7.04

Owners and Holders as Parties; Binding Effect.

SECTION 7.05

Notices.

SECTION 7.06

Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

SECTION 7.07

Governing Law.

SECTION 7.08

Headings.

EXHIBIT A

Form of Receipt

- # -

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of __________, 2012 among KB FINANCIAL GROUP INC., a company incorporated under the laws of the Republic of Korea (herein called the “Company”), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the “Depositary”), and all Owners and Holders (each as hereinafter defined) from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and Citibank, N.A. previously entered into an amended and restated deposit agreement dated as of September 29, 2008 (the “Prior Deposit Agreement”); and

WHEREAS, the Company has removed Citibank, N.A. as depositary under the Prior Deposit Agreement and appointed the Depositary as successor depositary under that agreement and the Depositary has accepted that appointment; and

WHEREAS, the Company and the Depositary now wish to amend and restate the Prior Deposit Agreement in the form of this Amended and Restated Deposit Agreement; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement; and

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional American Depositary Shares are not delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Business Day.

The term “Business Day” shall mean any day on which both banks in Korea and banks in New York, New York are not required or authorized by law to close.

SECTION 1.3

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4

Company.

The term “Company” shall mean KB Financial Group Inc., a company incorporated under the laws of the Republic of Korea, and its successors.

SECTION 1.5

Custodian.

The term “Custodian” shall mean the principal Seoul office of Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.6

Deliver; Surrender.

(a)

The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b)

The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) book-entry transfer of American Depositary Shares to an account at DTC designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (ii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(c)

The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.7

Deposit Agreement.

The term “Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.8

Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder.  The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.9

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held under this Deposit Agreement, subject as to cash to the provisions of Section 4.05.

SECTION 1.10

Dollars.

The term “Dollars” shall mean  United States dollars.

SECTION 1.11

DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.12

Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.13

Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person and whether or not constituting beneficial ownership, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.14

Owner.

The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.15

Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.16

Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as herein provided.

SECTION 1.17

Restricted Securities.

The term “Restricted Securities” shall mean Shares, or American Depositary Shares representing Shares, that are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or that are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or that would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or that are subject to other restrictions on sale or deposit under the laws of the United States or Korea, or under a shareholder agreement or the articles of incorporation or similar document of the Company.

SECTION 1.18

Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.19

Shares.

The term “Shares” shall mean common shares, par value Won 5,000 per share of the Company that are validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.1

Form of Receipts; Registration and Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been (a) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (b) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or a Registrar.  The Depositary shall maintain books on which (i) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (ii) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered.  A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, notwithstanding that such person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company’s articles of incorporation or Korean law or as may be reasonably required by the Depositary to perform its obligation hereunder or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order, the number of American Depositary Shares representing such deposit.

No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the shareholders’ register of the Company or the Foreign Registrar, if applicable, is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Notwithstanding the foregoing, the Depositary shall not accept Shares for deposit hereunder (except for deposits pursuant to Sections 4.03, 4.04 or 4.08) unless (a) the Company shall have consented to such deposit or (b) the Company shall have notified the Depositary that the consent required under (a) is no longer required under Korean laws and regulations.  The Company hereby consents to any deposit to the extent that, after giving effect to such deposit, the number of Shares on deposit hereunder does not exceed a number of Shares as determined from time to time by the Company (which number shall at no time be less than 100,000,000 Shares), unless such deposit is prohibited by applicable law or would violate the Company’s articles of incorporation.  In addition, the Depositary shall not accept Shares for deposit hereunder if it has been notified by the Company that the Company (i) blocks such deposit to prevent violation of the Company’s articles of incorporation or applicable Korean law or (ii) has restricted transfer of those Shares to the Depositary to comply with the ownership restrictions referred to in Section 3.05.  The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

Without limiting any other provision of the Deposit Agreement, the Depositary shall not knowingly accept for deposit and shall not be required to accept for deposit or maintain on deposit with the Custodian (1) any Restricted Securities except as contemplated by Section 2.12 nor (2) any fractional Shares or fractional Deposited Securities nor (3) a number of Shares or Deposited Securities which upon application of the American Depositary Shares to Shares ratio would give rise to fractional American Depositary Shares.  No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Korea and any necessary approval has been granted by any applicable governmental body in Korea, if any.  The Depositary may deliver American Depositary Shares against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit and shall not be required to accept for deposit or maintain on deposit with the Custodian under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless (x) a registration statement is in effect as to such Shares or other securities or (y) the deposit is made upon terms contemplated in Section 2.12, or (B) any Shares or other securities the deposit of which would violate any provisions of the articles of incorporation of the Company.  The Depositary and the Custodian shall refuse to accept for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of the Shares to comply with any ownership restrictions referred to in Section 3.05 or under applicable laws.  The Company shall notify the Depositary and Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit under the Deposit Agreement or transfer of American Depositary Shares to any Owner or Holder.  For purposes of the foregoing sentences, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been transferred electronically or through book-entry or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall, subject to applicable law, be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3

Delivery of American Depositary Shares.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder, together with the other documents required as specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission (and in addition, if the shareholders’ registry of the Company or the Foreign Registrar, if applicable, is open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the shareholders’ registry of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee).  Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees of the Depositary for the delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes and governmental charges and fees (if any) payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4

Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time without unreasonable delay, upon (a) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (b) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary shall refuse to register any transfer of American Depositary Shares if it has been notified by the Company that such registration would result in a violation of the ownership restrictions referred to in Section 3.05 or any other applicable law or the Company’s articles of incorporation.  Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and, without unreasonable delay, shall send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and, without unreasonable delay, shall deliver to the Owner the same number of certificated American Depositary Shares.

The Depositary may, upon at least 20 days’ written notice to the Company, appoint one or more co-transfer agents reasonably acceptable to the Company for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company’s articles of incorporation and applicable laws, the Owner of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, without unreasonable delay and subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Company’s articles of incorporation and applicable laws, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary, to the extent permitted by applicable law, may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering American Depositary Shares, and for the account of such Owner, the Depositary, to the extent permitted by applicable law, shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6

Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (a) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (b) the payment of fees, taxes and similar charges, and (c) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.  The Depositary shall comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Canceled Receipts shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.9

Pre-Release of American Depositary Shares.

Unless requested by the Company to cease doing so, the Depositary may, to the extent permitted by applicable law, notwithstanding Section 2.03 hereof, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 (a “Pre-Release”).  The Depositary may, pursuant to Section 2.05, deliver Shares upon the surrender and cancellation of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and  (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or American Depositary Shares, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares that are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change that limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all American Depositary Shares surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  The Depositary will provide the Company access to those records at any reasonable time, and will provide the Company with copies of those records upon the Company’s reasonable request.

SECTION 2.11

DTC Direct Registration System and Profile Modification System.

(a)

Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

SECTION 2.12

Restricted American Depositary Shares.

The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of American Depositary Shares issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of American Depositary Shares representing such deposited Restricted Shares (such American Depositary Shares, the “Restricted American Depositary Shares,” and the Receipts evidencing such Restricted American Depositary Shares, the “Restricted Receipts”).  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all reasonable steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws.  The depositors of such Restricted Shares and the holders of the Restricted American Depositary Shares may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted Receipts and the Restricted American Depositary Shares evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted American Depositary Shares to provide such written certifications or agreements or such opinions of counsel as the Depositary or the Company may require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted Receipts, which legends shall (a) be in a form reasonably satisfactory to the Depositary and (b) contain the specific circumstances under which the Restricted Receipts and the Restricted American Depositary Shares represented thereby may be transferred or the Restricted Shares withdrawn.  The Restricted American Depositary Shares issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted American Depositary Shares shall not be eligible for Pre-Release transactions.  The Restricted American Depositary Shares shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the American Depositary Shares issued under the terms hereof that are not Restricted American Depositary Shares, but may be uncertificated securities.  The Restricted Receipts and the Restricted American Depositary Shares evidenced thereby shall be transferable only by the Owner thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by this Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted Receipt presented is, and the Restricted American Depositary Shares evidenced thereby are, transferable by the Owner thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted Receipt presented for transfer.  Except as set forth in this Section 2.12 and except as required by applicable law, the Restricted Receipts and the Restricted American Depositary Shares evidenced thereby shall be treated as Receipts and American Depositary Shares issued and outstanding under the terms of the Deposit Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted American Depositary Shares, any conflict arises between (1) the terms of the Deposit Agreement (other than this Section 2.12) and (2) the terms of this Section 2.12 or the applicable Restricted Receipt, the terms and conditions set forth in this Section 2.12 and of the Restricted Receipt shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted American Depositary Shares and Restricted Receipts.  If the Restricted Receipts, the Restricted American Depositary Shares and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (A) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted Receipts, the Restricted American Depositary Shares and the Restricted Shares are not as of such time Restricted Securities, and (B) instructions from the Company to remove the restrictions applicable to the Restricted Receipts, the Restricted American Depositary Shares and the Restricted Shares, shall (x) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.12 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (y) treat the newly unrestricted Receipts and American Depositary Shares on the same terms as, and fully fungible with, the other Receipts and American Depositary Shares issued and outstanding under the terms of this Deposit Agreement that are not Restricted Receipts or Restricted American Depositary Shares, and (z) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.12 between the applicable Restricted Receipts and Restricted American Depositary Shares, respectively, on the one hand, and the other Receipts and American Depositary Shares that are not Restricted Receipts or Restricted American Depositary Shares, respectively, on the other hand, including, without limitation, by making the newly-unrestricted American Depositary Shares eligible for Pre-Release transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of American Depositary Shares, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the shareholders’ register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon reasonable request by the Company, unless such disclosure is prohibited by law.

SECTION 3.2

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner of such American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such American Depositary Shares shall remain liable for any deficiency.  Each Owner and Holder agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner or Holder.

SECTION 3.3

Representations and Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4

Disclosure of Interests.

The Company may from time to time request Owners or Holders or former Owners or Holders to provide information as to the capacity in which they hold or held American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters.  Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still an Owner or Holder at the time of such request.  The Depositary agrees to use its best efforts that are reasonable under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owners or Holders and to the last known address, if any, of such former Owners or Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Holders or former Owners or Holders.

SECTION 3.5

Ownership Restrictions.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable laws, or where such transfer would result in a deposit hereunder which is not permitted under Section 2.02.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Owner or Holder in excess of the limitation set forth in the second sentence of this Section 3.05, including but not limited to a mandatory sale or disposition on behalf of an Owner or Holder of the Shares represented by the American Depositary Shares held by such Owner or Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in this Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in this Section 3.05 authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange or in the DTC system.

SECTION 3.6

Reporting Obligations and Regulatory Approvals.

Applicable laws and regulations may require beneficial owners and holders of Shares, including the Owners and Holders of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Owner and Holder hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time.  None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Holders of American Depositary Shares to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.1

Cash Distributions.

Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of applicable fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent or the Depositary or its agent, as appropriate, shall remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.  The Depositary shall forward as promptly as practicable to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto (after deduction or upon payment of any applicable fees and expenses of the Depositary or any taxes or other governmental charges) in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; provided, further, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agents.  The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, deliver, as promptly as practicable, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of the distribution).  The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, further, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful or infeasible for the Depositary to either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, but only pursuant to a separate agreement to be entered into between the Company and the Depositary establishing the procedures and conditions applicable to that particular offering.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02, and shall, pursuant to Section 2.03, deliver American Depositary Shares to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such deposit may be made, and depositary shares may be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary shares which shall be legended in accordance with applicable United States laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws, including without limitation, circumstances as provided in Section 2.12.

An Owner or Holder shall not be entitled to any rights to subscribe for additional Shares if and to the extent that the number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the aggregated number of shares with voting rights of the Company issued and outstanding.

If the Depositary determines in its discretion, after consultation with the Company to the extent practicable, that it is not lawful or feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.  Such proceeds shall be distributed in accordance with Section 4.01 hereof.  If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable such application for approval or license as it may deem reasonable and practicable in its sole discretion.

Except as provided in the third preceding paragraph, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for such approval or license, or such report, if any as it may deem reasonable and practicable in its sole discretion.

If at any time the Depositary shall determine that in its reasonable judgment, pursuant to applicable law, any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license or acceptance is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall either (a) be the same date as the record date fixed by the Company, or (b) if different from the record date fixed by the Company, be as near as is practicable to such record date (i) for the determination of the Owners who shall be (1) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (2) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (3)  responsible for any fees or charges assessed by the Depositary pursuant to this Deposit Agreement, or (ii) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall, as the case may be, be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, be entitled to give voting instructions and to act in respect of any other such matter or be responsible for such fee or charges.

SECTION 4.7

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Korean law and of the articles of incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request.  To the extent the Depositary does not receive instructions from Owners on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Shares in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.  The Depositary shall not vote (or give a proxy with respect to) Shares or other Deposited Securities other than in accordance with such instructions or as set forth in the immediately preceding sentence.  An Owner acting on its own behalf or on behalf of a Holder shall not be entitled to give any instructions with respect to voting rights associated with American Depositary Shares held by such Owner or Holder if and to the extent the total number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the total number of shares with voting rights of the Company outstanding or any other limit under the Company’s articles of incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall, if requested in writing by the Company, deliver, at least three business days prior to the date of such meeting, to the Company, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted,  Deposited Securities at such meeting.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company shall use its best efforts to provide the Depositary notice of any such meeting not less than 30 days prior to the meeting date.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional American Depositary Shares are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  As soon as practicable after the occurrence of any such change, conversion or exchange covered by this Section 4.08 in respect of the Deposited Securities that affects holdings of American Depositary Shares, the Depositary shall give notice thereof in writing to all Owners.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the Owners copies of such reports, notices and communications when furnished by the Company pursuant to Section 5.06.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent; and the Depositary and the Custodian or their respective agents will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Owner or Holder to apply a rate under any treaty or other arrangement between Korea and the country within which the Owner or Holder is resident unless such Owner or Holder has timely provided to the Company or its agent evidence of the residency of such Owner or Holder that is satisfactory to the relevant tax authorities of Korea.

When requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of the Deposit Agreement, the Depositary shall send to all Owners entitled to receive such dividend or proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence.  The Depositary shall forward to the Company or its agent any such evidence received by it in order to establish such Owner’s country of tax residence.  The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books, after consultation with the Company to the extent practicable in the case of a closure that is outside the ordinary course of business, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the prior written approval of the Company (which approval shall not be unreasonably withheld or delayed), appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary with the prior written approval of the Company (which approval shall not be unreasonably withheld or delayed).

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the American Depositary Shares, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (a) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (b) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, (c) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, (d) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders, or (e) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, subject to the terms of this Deposit Agreement and after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (a) the 60th day after delivery of the notice to the Depositary, unless waived by the Depositary, and (b) appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Owners of all outstanding American Depositary Shares.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company (such approval not to be unreasonably withheld or delayed), each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time with the approval of the Company (such approval not to be unreasonably withheld or delayed) upon notice to the Custodian being discharged.  The Depositary in its discretion may, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, as promptly as practicable, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7

Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (a) additional Shares, (b) rights to subscribe for Shares, (c) securities convertible into Shares, or (d) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933.  If, in the opinion of that counsel, the Distribution requires, or, if made in the United States, would require, registration under the Securities Act of 1933, that counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act of 1933 in effect that will cover that Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company delivers to the Depositary an opinion of United States counsel, reasonably satisfactory to the Depositary, to the effect that, upon deposit, those Shares will be eligible for public resale in the United States without further registration under the Securities Act of 1933.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the American Depositary Shares, as the same may be amended, modified or supplemented from time to time, (a) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian (other than the Company) as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (b) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise solely and exclusively out of any Pre-Release (as defined in Section 2.09) of American Depositary Shares in accordance with Section 2.09 and which would not otherwise have arisen had such American Depositary Shares not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had the American Depositary Shares not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (1) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (2) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such expenses to the Company at least once every three months.  Except as specifically provided in the following paragraph, the charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law and the rules of any stock exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03), or by Owners, as applicable:

	Fee or charge	For
(1)	As applicable	Taxes and other governmental charges
(2)	Registration fees as may from time to time be in effect

The registration of transfers of Shares generally on the shareholders’ register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder

(3)	Cable, telex and facsimile transmission expenses	As expressly provided in this Deposit Agreement
(4)	Expenses incurred by the Depositary	The conversion of foreign currency pursuant to Section 4.05
(5)	A fee of $5.00 or less per 100 American Depositary Shares (or portion thereof)	The delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02
(6)	A fee of $.02 or less per American Depositary Share (or portion thereof)	Any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04
(7)

A fee in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to in clause 5 above which would have been charged as a result of the deposit of securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners

The distribution of securities pursuant to Section 4.02
(8)	In addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum, which will be payable as provided in clause 9 below	Depositary services
(9)

Any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions)

In connection with the servicing of Shares or other Deposited Securities

 The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Shares so long as The Bank of New York Mellon is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Notice of any amendment to the Deposit Agreement or the form of the Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (a) are reasonably necessary (as agreed by the Company and the Depositary) in order for (i) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (ii) the American Depositary Shares to be settled in electronic book-entry form and (b) do not in either such case impose or increase any fees or charges to be borne by Owners or Holders, shall be deemed not to prejudice any substantial rights of Owners or Holders.

SECTION 6.2

Termination.

The Company may at any time terminate this Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice.  The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date.  On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner or Holder during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to KB Financial Group Inc., 9-1, 2-ga, Namdaemoon-ro, Jung-gu, Seoul 100-703, Korea, Attention: IR General Manager, Facsimile:  82 2 2073 2848, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, Facsimile: 1 212 571 3050, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

The Company hereby (a) irrevocably designates and appoints Kookmin Bank, New York Branch, 565 Fifth Avenue, 24th Floor, New York, New York 10017, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, (b) consents and submits to the jurisdiction of any state or federal court in the Borough of Manhattan of the City of New York in which any such suit or proceeding may be instituted and (c) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed upon filing with the relevant clerk of court of an affidavit of such service, including the return receipt signed by the Company or other official proof of delivery or, if acceptance was refused by the Company, the original envelope with a notation by the postal authorities that acceptance was refused.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.7

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of Korea.

SECTION 7.8

Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, KB FINANCIAL GROUP INC. and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

KB FINANCIAL GROUP INC.

By:______________________

   Name:

   Title:

THE BANK OF NEW YORK MELLON,

   as Depositary

By:______________________

   Name:

   Title:

EXHIBIT A

IN ACCORDANCE WITH KOREAN LAW AND THE ARTICLES OF INCORPORATION OF THE COMPANY, THE RIGHT TO INSTRUCT THE DEPOSITARY WITH RESPECT TO VOTING MAY BE RESTRICTED.  SEE ARTICLE 16 HEREOF.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents

one deposited Share)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES

OF

KB FINANCIAL GROUP INC.

(INCORPORATED UNDER THE LAWS OF KOREA)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that _________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called “Shares”) of KB Financial Group Inc., a company incorporated under the laws of the Republic of Korea (herein called the “Company”).  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Seoul office of Korea Securities Depository (herein called the “Custodian”).  The Depositary’s Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

A-1

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of __________, 2012 (herein called the “Deposit Agreement”) among the Company, the Depositary and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners, and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company’s articles of association and applicable laws, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or, to the extent permitted by applicable law, at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the request, risk and expense of the Owner hereof.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Transfers of American Depositary Shares may be registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11 of the Deposit Agreement), in the case of uncertificated American Depositary Shares, and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel those certificated American Depositary Shares and, without unreasonable delay, shall send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and, without unreasonable delay, shall deliver to the Owner the same number of certificated American Depositary Shares.  As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (a) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (b) the payment of fees, taxes and similar charges, and (c) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.  The Depositary shall comply with written instructions of the Company that the Depositary shall not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax or other governmental charge shall be payable by the Owner to the Depositary.  The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.  Each Owner and Holder agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Owner or Holder.

5.

REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of American Depositary Shares, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or this Receipt, or such information relating to the registration on the shareholders’ register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may require by written request to the Depositary.  The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction that is then performing the function of the regulation of currency exchange.  The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon reasonable request by the Company, unless such disclosure is prohibited by law.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for such expenses to the Company at least once every three months.  Except as specifically provided in the following paragraph, the charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law and the rules of any stock exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable:

	Fee or charge	For
(1)	As applicable	Taxes and other governmental charges
(2)	Registration fees as may from time to time be in effect

The registration of transfers of Shares generally on the shareholders’ register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement

(3)	Cable, telex and facsimile transmission expenses	As expressly provided in the Deposit Agreement
(4)	Expenses incurred by the Depositary	The conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement
(5)	A fee of $5.00 or less per 100 American Depositary Shares (or portion thereof)

The delivery of American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of that Agreement

(6)	A fee of $.02 or less per American Depositary Share (or portion thereof)	Any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement
(7)

A fee in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to in clause 5 above which would have been charged as a result of the deposit of securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners

The distribution of securities pursuant to Section 4.02 of the Deposit Agreement
(8)	In addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum, which will be payable as provided in clause 9 below	Depositary services
(9)

Any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions)

In connection with the servicing of Shares or other Deposited Securities

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

8.

PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

Unless requested by the Company to cease doing so, the Depositary may, to the extent permitted by applicable law, notwithstanding Section 2.03 of the Deposit Agreement, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”).  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender and cancellation of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and  (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or American Depositary Shares, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares that are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change that limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares unless that Holder is the Owner of those American Depositary Shares.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, files reports with the Commission.  Those reports will be available for inspection and copying through the Commission’s EDGAR system on the Internet at www.sec.gov or at public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the Owners copies of such reports, notices and communications when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books, at its Corporate Trust Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution, subject to the provisions of Section 4.05 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall, as promptly as practicable, distribute the amount thus received (net of applicable fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto (after deduction or upon payment of any applicable fees and expenses of the Depositary or any taxes or other governmental charges), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement; provided, further, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, deliver, as promptly as practicable, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 of the Deposit Agreement and payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of the distribution).  The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement; provided, however, that no distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with the applicable provisions of the Deposit Agreement.

Notwithstanding any other provision of this Receipt or the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Owner or Holder to apply a rate under any treaty or other arrangement between Korea and the country within which the Owner or Holder is resident unless such Owner or Holder has timely provided to the Company or its agent evidence of the residency of such Owner or Holder that is satisfactory to the relevant tax authorities of Korea.

When requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of the Deposit Agreement, the Depositary shall send to all Owners entitled to receive such dividend or the proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence.  The Depositary shall forward to the Company or its agent any such evidence received by it in order to establish such Owner’s country of tax residence.  The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Owner to obtain the benefit of any tax treaty.

13.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful or infeasible for the Depositary to either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, but only pursuant to a separate agreement to be entered into between the Company and the Depositary establishing the procedures and conditions applicable to that particular offering.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, deliver American Depositary Shares to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Article 13, such deposit may be made, and depositary shares may be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary shares which shall be legended in accordance with applicable United States laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws, including without limitation, circumstances as provided in Section 2.12 of the Deposit Agreement.

An Owner or Holder shall not be entitled to any rights to subscribe for additional Shares if and to the extent that the number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the aggregated number of shares with voting rights of the Company issued and outstanding.

If the Depositary determines in its discretion, after consultation with the Company to the extent practicable, that it is not lawful or feasible to make such rights available to all or certain Owners, the Depositary may, and at the request of the Company shall use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.  Such proceeds shall be distributed in accordance with Section 4.01 of the Deposit Agreement.  If such sale can be effected only with the approval or license of the Korean government or any agency thereof, the Depositary shall file as promptly as practicable such application for approval or license as it may deem reasonable and practicable in its sole discretion.

Except as provided in the third preceding paragraph, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof, the Depositary shall, as promptly as practicable, file such application for such approval or license, or such report, if any, as it may deem reasonable and practicable in its sole discretion.

If at any time the Depositary shall determine that in its reasonable judgment, pursuant to applicable law, any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license or acceptance is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, after consultation with the Company to the extent practicable, fix a record date, which date shall either (a) be the same date as the record date fixed by the Company, or (b) if different from the record date fixed by the Company, be as near as is practicable to such record date (i) for the determination of the Owners of Receipts who shall be 1i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (2) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (3) who shall be responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (ii) on or after the date on which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Korean law and of the articles of incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request.  To the extent the Depositary does not receive instructions from Owners on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Shares in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.  The Depositary shall not vote (or give a proxy with respect to) Shares or other Deposited Securities other than in accordance with such instructions or as set forth in the immediately preceding sentence.  An Owner acting on its own behalf or on behalf of a Holder shall not be entitled to give any instructions with respect to voting rights associated with American Depositary Shares held by such Owner or Holder if and to the extent the total number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the total number of shares with voting rights of the Company outstanding or any other limit under the Company’s articles of incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall, subject to the terms of the Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  As soon as practicable after the occurrence of any such change, conversion or exchange covered by Section 4.08 of the Deposit Agreement in respect of the Deposited Securities that affects holdings of American Depositary Shares, the Depositary shall give notice thereof in writing to all Owners.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, (a) if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed, (b) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, (c) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, (d) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (e) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, subject to the terms of the Deposit Agreement and after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities, except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner, Holder or other person.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book entry settlement of Deposited Securities or otherwise.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (a) the 60th day after delivery of the notice to the Depositary, unless waived by the Depositary, and (b) appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary in its discretion may, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Notice of any amendment to the Deposit Agreement or the form of the Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be settled in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners or Holders, shall be deemed not to prejudice any substantial rights of Owners or Holders.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Company may terminate the Deposit Agreement by instructing the Depositary to mail notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice.  The Depositary may likewise terminate the Deposit Agreement, if at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date.  On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

DISCLOSURE OF INTERESTS; OWNERSHIP LIMITATIONS; REPORTING OBLIGATIONS.

The Company may from time to time request Owners or Holders or former Owners or Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement whether or not still an Owner or Holder at the time of such request.  The Depositary agrees to use its best efforts that are reasonable under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Owners or Holders and to the last known address, if any, of such former Owners or Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company’s request and expense, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Owners or Holders or former Owners or Holders.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable laws, or where such transfer would result in a deposit under the Deposit Agreement which is not permitted under Section 2.02 of the Deposit Agreement.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Owner or Holder in excess of the limitation set forth in the second sentence of Section 3.05 of the Deposit Agreement, including but not limited to a mandatory sale or disposition on behalf of an Owner or Holder of the Shares represented by the American Depositary Shares held by such Owner or Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

Notwithstanding anything in the Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in Section 3.05 of the Deposit Agreement authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange or in the DTC system.

Applicable laws and regulations may require beneficial owners and holders of Shares, including the Owners and Holders of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Owner and Holder hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time.  None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Holders of American Depositary Shares to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

23.

DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)

Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

24.

SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (a) appointed Kookmin Bank, New York Branch, 565 Fifth Avenue, 24th Floor, New York, New York 10017, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (b) consented and submitted to the jurisdiction of any state or federal court in the Borough of Manhattan of the City of New York in which any such suit or proceeding may be instituted and (c) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

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